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                                                                      Exhibit 5





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                       DAIRY MART CONVENIENCE STORES, INC.

                                       and

                    AMERICAN STOCK TRANSFER & TRUST COMPANY,

                                 as Rights Agent

                                 --------------

                      Amended and Restated Rights Agreement

                          Dated as of February 8, 2000

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                                TABLE OF CONTENTS


Section                                                                                                        Page
-------                                                                                                        ----
Section 1.        CERTAIN DEFINITIONS.............................................................................2
Section 2.        APPOINTMENT OF RIGHTS AGENT.....................................................................7
Section 3.        ISSUANCE OF RIGHT CERTIFICATES..................................................................7
Section 4.        FORM OF RIGHT CERTIFICATES......................................................................8
Section 5.        COUNTERSIGNATURE AND REGISTRATION...............................................................9
Section 6.        TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST
                  OR STOLEN RIGHT CERTIFICATES....................................................................9
Section 7.        EXERCISE OF RIGHTS; EXERCISE PRICE; EXPIRATION DATE OF RIGHTS..................................10
Section 8.        CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES.............................................12
Section 9.        RESERVATION AND AVAILABILITY OF SHARES OF PREFERRED STOCK......................................12
Section 10.       PREFERRED STOCK RECORD DATE....................................................................13
Section 11.       ADJUSTMENT OF EXERCISE PRICE OR NUMBER OF SHARES...............................................14
Section 12.       CERTIFICATION OF ADJUSTED EXERCISE PRICE OR NUMBER OF SHARES...................................17
Section 13.       CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER...........................17
Section 14.       FRACTIONAL RIGHTS AND FRACTIONAL SHARES........................................................20
Section 15.       RIGHTS OF ACTION...............................................................................21
Section 16.       Agreement of Right Holders.....................................................................21
Section 17.       RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER..............................................22
Section 18.       CONCERNING THE RIGHTS AGENT....................................................................22
Section 19.       MERGER OR CONSOLIDATION OF, OR CHANGE IN NAME OF, THE RIGHTS AGENT.............................22
Section 20.       DUTIES OF RIGHTS AGENT.........................................................................23
Section 21.       CHANGE OF RIGHTS AGENT.........................................................................25
Section 22.       ISSUANCE OF NEW RIGHT CERTIFICATES.............................................................26
Section 23.       REDEMPTION.....................................................................................26
Section 24.       NOTICE OF PROPOSED ACTIONS.....................................................................27
Section 25.       NOTICES........................................................................................27
Section 26.       SUPPLEMENTS AND AMENDMENTS.....................................................................28
Section 27.       SUCCESSORS.....................................................................................28
Section 28.       BENEFITS OF THIS AGREEMENT.....................................................................28
Section 29.       DELAWARE CONTRACT..............................................................................29
Section 30.       COUNTERPARTS...................................................................................29
Section 31.       DESCRIPTIVE HEADINGS...........................................................................29
Section 32.       SEVERABILITY...................................................................................29
Section 33.       INTERPRETATION; ABSENCE OF PRESUMPTION.........................................................29

EXHIBITS

A -- Form of Right Certificate
B --Form of Amended and Restated Certificate of Designations of Series A Junior Preferred Stock


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                      AMENDED AND RESTATED RIGHTS AGREEMENT

                  This Amended and Restated Rights Agreement (this "Agreement"), dated as of February 8, 2000, by and between DAIRY MART CONVENIENCE STORES, INC., a Delaware corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York corporation (the "Rights Agent").

                              W I T N E S S E T H:

                  WHEREAS, the Company and the First National Bank of Boston (the "Old Rights Agent") are parties to that certain Rights Agreement, dated as of January 19, 1996 (the "Original Rights Agreement"), and on January 19, 1996, the Board of Directors of the Company authorized the issuance of, and declared a dividend payable in, one right (a "Right") for each share of Class A Common Stock, $.01 par value per share, of the Company ("Old Class A Stock"), and each share of Class B Common Stock, $.01 par value per share, of the Company ("Old Class B Stock", and together with the Old Class A Stock, the "Old Stock") outstanding as of the close of business on January 29, 1996 (the "Record Date"), each such Right representing the right to purchase one one-hundredth of a share of Series A Junior Preferred Stock of the Company ("Preferred Stock") having the rights and preferences set forth in the form of Certificate of Designations filed with the Secretary of State of the State of Delaware on January 13, 1996 (the "Old Certificate"), upon the terms and subject to the conditions set forth in the Old Rights Agreement; and

                  WHEREAS, the Board of Directors of the Company further authorized the issuance of one Right (subject to adjustment) with respect to each share of Old Stock issued between the Record Date and the earlier to occur of the Expiration Date or the Final Expiration Date (as such terms are hereinafter defined);

                  WHEREAS, on February 8, 2000, the stockholders of the Company approved the filing of an amendment to the Company's Restated Certificate of Incorporation, as amended, pursuant to which each outstanding share of Old Class A Stock was reclassified into one share of Common Stock (as such term is hereinafter defined) and each outstanding share of Old Class B Stock was reclassified into 1.1 shares of Common Stock;

                  WHEREAS, in connection with the reclassification described in the preceding paragraph, the Board of Directors of the Company determined that it is necessary, desirable and in the best interest of the stockholders of the Company to (i) amend and restate the Old Rights Agreement on the terms and conditions set forth herein to reflect this reclassification, certain changes in Delaware law and certain other changes to the Old Rights Agreement, (ii) to change the rights agent under this Agreement from the Old Rights Agent to the Rights Agent, and (iii) file a new Certificate of Designations in substantially the form attached hereto as Exhibit B with the Secretary of State of the State of Delaware to replace the Old Certificate; and

                  WHEREAS, the Board of Directors of the Company authorized the issuance of one Right (subject to adjustment) with respect to each share of Common Stock issued between the date of the reclassification and the earlier to occur of the Expiration Date or the Final Expiration Date (as such terms are hereinafter defined);

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                  NOW, THEREFORE, in consideration of the premises and the
mutual agreements herein set forth, the parties hereby agree as follows:

                  Section 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings indicated:

                  (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the total number of shares of the Voting Stock (as such term is hereinafter defined) of the Company then outstanding; provided that, an Acquiring Person shall not include an (i) Exempt Person (as such term is hereinafter defined), or (ii) any Person, together with all Affiliates and Associates of such Person, who or which would be an Acquiring Person solely by reason of (A) being the Beneficial Owner of shares of Voting Stock of the Company, the Beneficial Ownership of which was acquired by such Person pursuant to any action or transaction or series of related actions or transactions approved by the Board of Directors before such Person otherwise became an Acquiring Person or (B) a reduction in the number of issued and outstanding shares of Voting Stock of the Company pursuant to a transaction or a series of related transactions approved by the Board of Directors of the Company; provided further, that in the event such Person described in this clause (ii) does not become an Acquiring Person by reason of subclause (A) or (B) of this clause
(ii), such Person nonetheless shall become an Acquiring Person in the event such Person thereafter acquires Beneficial Ownership of an additional 1% of any class of the Voting Stock of the Company, unless the acquisition of such additional Voting Stock would not result in such Person becoming an Acquiring Person by reason of subclause (A) or (B) of this clause (ii). Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person" as defined pursuant to the foregoing provisions of this paragraph (a) has become such inadvertently and without any intent to change or influence control of the Company, and such Person divests as promptly as practicable a sufficient number of shares of Voting Stock so that such Person would no longer be an "Acquiring Person" as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed an "Acquiring Person" for any purposes of this Agreement. For all purposes in this Agreement, any calculation of the number of shares of Voting Stock outstanding at any particular time, including for purposes of determining the particular percentage of outstanding shares of Voting Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act (as such term is hereinafter defined), as in effect on the date hereof, and shall reflect all outstanding shares of Voting Stock having the power to vote in the election of members of the Board of Directors or in respect of any merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution or winding up.

                  (b) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended ("Exchange Act"), as in effect on the date of this Agreement.

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                  (c) "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

                  (d) A person shall be deemed the "Beneficial Owner" of, or to "Beneficially Own", any securities (and correlative terms shall have correlative meanings):

                           (i) which such Person or any of such Person's
                  Affiliates or Associates beneficially owns, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder (or any comparable or successor law or regulation), in each case as in effect on the date hereof; or

                           (ii) which such Person or any of such Person's
                  Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, other rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own", securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (B) the right to vote, alone or in concert with others, pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own", any securities if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (2) is not at the time reportable by such Person on a Schedule 13D or Schedule 13G report under the Exchange Act (or any comparable or successor report), other than by reference to a proxy or consent solicitation being conducted by such Person; or

                           (iii) which are beneficially owned, directly or
                  indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except as described in clause (B) of subparagraph (ii) of this paragraph (d)) or disposing of any securities of the Company; provided, however, that for purposes of determining Beneficial Ownership of securities under this Agreement, officers and directors of the Company solely by reason of their status as such shall not constitute a group (notwithstanding that they may be Associates of one another or may be deemed to constitute a group for purposes of Section 13(d) the Exchange Act) and shall not be deemed to own shares owned by another officer or director of the Company.

                  Notwithstanding anything in this paragraph (d) to the contrary, a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own", any security underlying any



                                     Page 3
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unexercised option, warrant or right issued by the Company to acquire Voting
Stock. Further, a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own", any security beneficially owned by another Person solely by reason of an agreement, arrangement or understanding with such other Person for the purposes of: (x) soliciting the Company's stockholders for the election of director nominees or any other stockholder resolution, the formation of and membership on any committee for the purpose of promoting or opposing any stockholder resolution or for electing a slate of nominees to the Company's Board of Directors, service on such a slate of nominees, or agreement to a slate of director nominees, provided that such other Person retains the right at any time to withdraw as a nominee or member of any such committee, and to withhold or revoke any vote or proxy for or against any such stockholder resolution or for such slate of nominees; (y) entering into revocable voting agreements or the granting or solicitation of revocable proxies with respect to any of the matters described in the foregoing clause (x); or (z) the sharing of expenses and the indemnification against expenses and liabilities by any such other Person with respect to expenses incurred or conduct occurring during the time such other Person is a nominee or a member of any such committee described in the foregoing clause (x). Further, notwithstanding anything in this paragraph (d) to the contrary, a Person engaged in the business of underwriting securities shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own," any securities acquired in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

                  (e) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in Cleveland, Ohio or New York, New York are authorized or obligated by law or executive order to close.

                  (f) "Close of Business" on any given date shall mean 5:00 P.M., Cleveland, Ohio time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Connecticut time, on the next succeeding Business Day.

                  (g) "Common Stock" when used with reference to the Company shall mean the Common Stock, $.01 par value per share, of the Company. "Common Stock" when used with reference to any Person other than the Company which shall be organized in corporate form shall mean the capital stock or other equity security with the greatest per share voting power of such Person. "Common Stock" when used with reference to any Person other than the Company which shall not be organized in corporate form shall mean units of beneficial interest which shall represent the right to participate in profits, losses, deductions and credits of such Person and which shall be entitled to exercise the greatest voting power per unit of such Person.

                  (h) [Intentionally omitted.]

                  (i) "Distribution Date" shall have the meaning set forth in
Section 3(b) hereof.

                  (j) "Exchange Act" shall have the meaning set forth in Section 1(b) hereof.

                  (k) "Exempt Person" shall mean (i) DM Associates Limited Partnership, a Connecticut limited partnership ("DM Associates"), provided that DM Associates shall not be deemed to be an Exempt Person if after the date of this Agreement it acquires Beneficial



                                     Page 4
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Ownership of an additional one or more shares of the Voting Stock, from and after which time it shall be deemed to be an Acquiring Person (provided that it then falls within the definition of Acquiring Person), unless such acquisition of Beneficial Ownership of one or more additional shares of Voting Stock is effected pursuant to a transaction approved in advance by the Board of Directors; (ii) for so long as DM Associates is an Exempt Person, the general partner(s) of DM Associates and the holders of equity interests in such general partner(s) as of the date of this Agreement, provided, that notwithstanding the foregoing, the Persons described in this clause (ii) shall only be Exempt Persons insofar as they would otherwise be Acquiring Persons by reason of their Beneficial Ownership of Voting Stock held of record by DM Associates, and this clause (ii) shall not so exempt their Beneficial Ownership of Voting Stock other than that held of record by DM Associates for determining whether such Person would be deemed to be an Acquiring Person hereunder, (iii) the Company, (iv) any Subsidiary of the Company or (v) any employee benefit plan or employee stock plan of the Company or any Subsidiary of the Company, or any trust or other entity organized, appointed, established or holding Common Stock for or pursuant to the terms of any such plan.

                  "Exempt Person" shall also mean (i) HNB Investment Corp. ("HNB"), provided that HNB shall not be deemed to be an Exempt Person if after the date of this Agreement it acquires Beneficial Ownership of an additional one or more shares of the Voting Stock, from and after which time it shall be deemed to be an Acquiring Person (provided that it then falls within the definition of Acquiring Person), unless such acquisition of Beneficial Ownership of one or more additional shares of Voting Stock is effected pursuant to a transaction approved in advance by the Board of Directors; and (ii) for so long as HNB is an Exempt Person, the holders of equity interests in HNB as of the date of this Agreement, provided, that notwithstanding the foregoing, the Persons described in this clause (ii) shall only be Exempt Persons insofar as they would otherwise be Acquiring Persons by reason of their Beneficial Ownership of Voting Stock held of record by HNB, and this clause (ii) shall not so exempt their Beneficial Ownership of Voting Stock other than that held of record by HNB for determining whether such Person would be deemed to be an Acquiring Person hereunder.

                  (l) "Exercise Price" shall have the meaning set forth in Sections 4 and 7(b) hereof.

                  (m) "Expiration Date" shall have the meaning set forth in
Section 7(a) hereof.

                  (n) "Fair Market Value" of any property shall mean the fair market value of such property as determined in accordance with Section 11(b) hereof.

                  (o) "Final Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

                  (p) "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, business trust, government or political subdivision, unincorporated organization, or any other association or entity, and includes, without limitation, an unincorporated group of persons who, by formal or informal agreement, have taken any action with a common purpose, as well as any syndicate or group that may be considered a single "person" under Section 14(d)(2) of the Exchange Act.



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                  (q) "Principal Party" shall have the meaning set forth in
Section 13(b) hereof.

                  (r) "Qualifying Tender Offer" shall mean a tender or exchange offer for all outstanding shares of Common Stock of the Company approved by a majority of the Board of Directors after taking into account the potential long-term value of the Company and all other factors that they consider relevant.

                  (s) "Redemption Price" shall have the meaning set forth in
Section 23(a) hereof.

                  (t) "Right Certificate" shall have the meaning set forth in
Section 3(d) hereof.

                  (u) "Stock Acquisition Date" shall mean the date of the first public announcement (which for purposes of this definition includes, without limitation, the issuance of a press release or the filing of a publicly-available report or other document with the Securities and Exchange Commission or any other governmental agency) that a Person has become an Acquiring Person, whether that public announcement is made by the Company or otherwise

                  (v) "Subsidiary" of a Person means each entity of which that Person is the direct or indirect general partner or as to which that Person, directly or through one or more intermediary entities or Persons, has the right, in the absence of any contingencies, to elect a majority of the board of directors or other governing body or as to which that Person has the right to receive 50% or more of the economic value of any business or other activity in which that entity is engaged.

                  (w) [Intentionally omitted].

                  (x) "Trading Day" shall have the meaning set forth in Section 11(b) hereof.

                  (y) "Transfer Tax" shall mean any tax or charge, including any documentary stamp tax, imposed or collected by any governmental or regulatory authority in respect of any transfer of any security, instrument or right, including Rights, shares of Common Stock and shares of Preferred Stock.

                  (z) "Voting Stock" shall mean (i) the Common Stock of the Company and (ii) any other shares of capital stock of the Company entitled to vote generally in the election of directors or entitled to vote together with the Common Stock in respect of any merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution or winding up. For all purposes in this Agreement, a stated percentage of the Voting Stock shall mean a number of shares of the Voting Stock as shall equal in voting power that stated percentage of the total voting power of the then outstanding shares of Voting Stock as calculated in the last sentence of Section 1(a) hereof.

                  Any determination required to be made by the Board of Directors of the Company for purposes of applying the definitions contained in this Section 1 shall be made by the Board of Directors in its good faith judgment, which determination shall be binding on the Rights Agent and the holders of the Rights.



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                  Section 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

                  Section 3. ISSUANCE OF RIGHT CERTIFICATES.

                  (a) [Intentionally Omitted.]

                  (b) Until the close of business on the day which is the earlier of (i) the tenth day after the Stock Acquisition Date or (ii) the tenth business day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than an Exempt Person) of, or the first public announcement of the intent of any Person (other than an Exempt Person) to commence, a tender or exchange offer upon the successful consummation of which such Person, together with its Affiliates and Associates, would be the Beneficial Owner of 30% or more of any class of the then outstanding shares of Voting Stock of the Company (irrespective of whether any shares are actually purchased pursuant to any such offer) (the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights shall be evidenced by the certificates for Common Stock registered in the name of the holders of Common Stock and not by separate Right certificates and the record holders of such certificates for Common Stock shall be the record holders of the Rights represented thereby and (y) each Right shall be transferable only simultaneously and together with the transfer of a share of Common Stock (subject to adjustment as hereinafter provided). Until the Distribution Date (or, if earlier, the Expiration Date or Final Expiration Date), the surrender for transfer of any certificate for Common Stock shall constitute the surrender for transfer of the Right or Rights associated with the Common Stock evidenced thereby.

                  (c) Rights shall be issued in respect of all shares of Common Stock that become outstanding after the Record Date but prior to the earlier of the Distribution Date, the Expiration Date or the Final Expiration Date and, in certain circumstances provided in Section 22 hereof, may be issued in respect of shares of Common Stock that become outstanding after the Distribution Date. Certificates for Common Stock (including, without limitation, certificates issued upon original issuance, disposition from the Company's treasury or transfer or exchange of Common Stock) after the Record Date but prior to the earlier of the Distribution Date, the Expiration Date, or the Final Expiration Date (or, in certain circumstances as provided in Section 22 hereof, after the Distribution Date) shall have impressed, printed, written or stamped thereon or otherwise affixed thereto the following legend:

                           This certificate also evidences and entitles the holder hereof to the same number of Rights (subject to adjustment) as the number of shares of Common Stock represented by this certificate, such Rights being on the terms provided under the Amended and Restated Rights Agreement between Dairy Mart Convenience Stores, Inc. and American Stock Transfer & Trust Company (the "Rights Agent"), dated as of February 8, 2000, as it may be



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

                           amended from time to time (the "Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of Dairy Mart Convenience Stores, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by this certificate. Dairy Mart Convenience Stores, Inc. shall mail to the registered holder of this certificate a copy of the Rights Agreement without charge within five days after receipt of a written request therefore. Under certain circumstances as provided in Section 7(e) of the Rights Agreement, Rights issued to or Beneficially Owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement) or any subsequent holder of such Rights shall be null and void and may not be transferred to any Person.

                  (d) As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send), by first class mail, postage prepaid, to each record holder of the Common Stock as of the close of business on the Distribution Date, as shown by the records of the Company, at the address of such holder shown on such records, a certificate in the form provided by Section 4 hereof (a "Right Certificate"), evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held. As of and after the Distribution Date, the Rights shall be evidenced solely by Right Certificates and may be transferred by the transfer of the Right Certificate as permitted hereby, separately and apart from any transfer of one or more shares of Common Stock.

                  Section 4. FORM OF RIGHT CERTIFICATES. The Right Certificates (and the forms of election to purchase shares, certificate and assignment to be printed on the reverse thereof), when, as and if issued, shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Common Stock or the Rights may from time to time be listed or as the Company may deem appropriate to conform to usage or otherwise and as are not inconsistent with the provisions of this Agreement. The Right Certificates will be in a machine printable format and in a form reasonably satisfactory to the Rights Agent. Subject to the provisions of Section 22 hereof, Right Certificates evidencing Rights whenever issued, (i) shall be dated as of the date of issuance of the Rights they represent and (ii) subject to adjustment from time to time as provided herein, on their face shall entitle the holders thereof to purchase such number of shares (including fractional shares which are integral multiples of one-hundredth of a share) of Preferred Stock as shall be set forth therein at the price payable upon exercise of a Right provided by Section 7(b) hereof as the same may from time to time be adjusted as provided herein (the "Exercise Price").

                  Section 5. COUNTERSIGNATURE AND REGISTRATION.

                  (a) Each Right Certificate shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. Each Right Certificate shall be countersigned by the Rights Agent either manually or by facsimile signature and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any Right Certificate shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery of the certificate by the Company, such Right Certificate, nevertheless, may be countersigned by the Rights Agent and issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company. Any Right Certificate may be signed on behalf of the Company by any person who, on the date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

                  (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or one or more offices designated as the appropriate place for surrender of Right Certificates upon exercise or transfer, and in such other locations as may be required by law, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

                  Section 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES.

                  (a) Subject to the provisions of Section 7(e), 7(f) and 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Expiration Date or the Final Expiration Date, any Right Certificate, may be (i) transferred or (ii) split up, combined or exchanged for one or more other Right Certificates, entitling the registered holder to purchase a like number of shares of Preferred Stock as the Right Certificate or Rights Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer any Right Certificate shall surrender the Right Certificate at the office of the Rights Agent designated for the surrender of Right Certificates with the form of certificate and assignment on the reverse side thereof duly endorsed (or enclosed with such Right Certificate a written instrument of transfer in form satisfactory to the Company and the Rights Agent), duly executed by the registered holder thereof or his attorney duly authorized in writing, and with such signature duly guaranteed. Any registered holder desiring to split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate to be split up, combined or exchanged at the office of the Rights Agent designated therefor. Thereupon, the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any Transfer Tax that may be imposed in connection with any transfer, split up, combination or exchange of any Right Certificates.

                  (b) Subject to the provisions of Section 7(e), 7(f) and 14 hereof, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them and, if requested by the Company, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, or upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company shall issue and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

                  Section 7. EXERCISE OF RIGHTS; EXERCISE PRICE; EXPIRATION DATE OF RIGHTS.

                  (a) The Rights shall not be exercisable until, and shall become exercisable on, the Distribution Date (unless otherwise provided herein, including, without limitation, the restrictions on exercisability set forth in
Section 7(e) and 23(a) hereof). Except as otherwise provided herein, the Rights may be exercised, in whole or in part, at any time commencing with the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and certificate on the reverse side thereof duly executed (with signatures duly guaranteed), to the Rights Agent at office or offices designated by the Rights Agent for such purpose, together with payment of the Exercise Price for each Right exercised, subject to adjustment as hereinafter provided, at or prior to the Close of Business on the earlier of (i) January 19, 2006 (the "Final Expiration Date") or (ii) the date on which the Rights are redeemed as provided in Section 23 hereof (such earlier date being herein referred to as the "Expiration Date").

                  (b) The Exercise Price shall initially be $30.00 for each one one-hundredth (1/100) of a share of Preferred Stock issued pursuant to the exercise of a Right. The Exercise Price and the number of shares of Preferred Stock or other securities to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof. The Exercise Price shall be payable in lawful money of the United States of America, in accordance with paragraph (c) below.

                  (c) Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights with the form of election to purchase duly executed, accompanied by payment by certified check, cashier's check, bank draft or money order payable to the Company or the Rights Agent of the Exercise Price for the shares to be purchased and an amount equal to any applicable Transfer Tax required to be paid by the holder of the Right Certificate in accordance with Section 9(e) hereof, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Preferred Stock of the Company one or more certificates representing the number of shares of Preferred Stock to be so purchased, and the Company hereby authorizes and directs such transfer agent to comply with all such requests, (ii) as provided in Section 14(b), at the election of the Company, cause depositary receipts to be issued in lieu of fractional shares of Preferred Stock, (iii) if the election provided for in the immediately preceding clause (ii) has not been made, requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with Section 14(b) hereof, (iv) after receipt of such Preferred Stock certificates and, if applicable, depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (v) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate; provided, however, that in the case of a purchase of securities, other than Preferred Stock, pursuant to Section 13 hereof, the Rights Agent shall promptly take the appropriate actions corresponding in such case to that referred to in the foregoing clauses (i) through (v) of this Section 7(c).

                  (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or his assign, subject to the provisions of Section 14(b) hereof.

                  (e) Notwithstanding any provision of this Agreement to the contrary, from and after the time (the "invalidation time") when any Person first becomes an Acquiring Person, other than pursuant to a Qualifying Tender Offer, any Rights that are beneficially owned by (x) such Acquiring Person (or any Associate or Affiliate of such Acquiring Person), (y) a transferee of such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee after the invalidation time or (z) a transferee of such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the invalidation time pursuant to either (I) a transfer from the Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (II) a transfer which the Board of Directors has determined in its sole discretion is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this Section 7(e), and subsequent transferees of such Persons referred to in clause (y) and (z) above, shall be void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Agreement. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) are complied with, but shall have no liability to any holder of Right Certificates or any other Person as a result of its failure to make any determination with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. No Right Certificate shall be issued pursuant to Section 3 hereof that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the provisions of this Section 7(e) or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the provisions of this Section 7(e) or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the provisions of this Section 7(e) shall be cancelled.

                  (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate following the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

                  Section 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall cancel and retire, any Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

                  Section 9. RESERVATION AND AVAILABILITY OF SHARES OF PREFERRED STOCK.

                  (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock or out of authorized and issued shares of Preferred Stock held in its treasury, such number of shares of Preferred Stock as will from time to time be sufficient to permit the exercise in full of all outstanding Rights. Upon the occurrence of any event resulting in an increase in the aggregate number of shares of Preferred Stock issuable upon exercise of all outstanding Rights in excess of the number then reserved, the Company shall make appropriate increases in the number of shares of Preferred Stock so reserved.

                  (b) The Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares of Preferred Stock issued or reserved for issuance in accordance with this Agreement to be listed, upon official notice of issuance, upon the principal national securities exchange, if any, upon which the Common Stock is listed or, if the principal market for the Common Stock is not on any national securities exchange, to be eligible for quotation in the National Association of Securities Dealers' Automated Quotation System or any successor thereto or other comparable quotation system.

                  (c) The Company covenants and agrees that it will take all such action as may be necessary to insure that all shares of Preferred Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Exercise Price in respect thereof), be duly and validly authorized and issued and fully paid and nonassessable shares.

                  (d) The Company shall use its best efforts to (i) file, as soon as practicable following the occurrence of the event described in Section 11(a)(ii), or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to the shares of Preferred Stock purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and
(iii) cause such
registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for Preferred Stock, and (b) the date of the expiration of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety days, the issuance of shares of Preferred Stock upon exercise of a Right in order to prepare and file a registration statement under the Act and permit it to become effective. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until any required registration statement under the Act shall have been declared effective.

                  (e) The Company covenants and agrees that it will pay when due and payable any and all federal and state Transfer Taxes which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preferred Stock issued or delivered upon the exercise of Rights. The Company shall not, however, be required to pay any Transfer Tax which may be payable in respect of any transfer or delivery of a Right Certificate to a Person other than, or the issuance or delivery of certificates for Preferred Stock upon exercise of Rights in a name other than that of, the registered holder of the Right Certificate, and the Company shall not be required to issue or deliver a Right Certificate or certificate for Preferred Stock to a Person other than such registered holder until any such Transfer Tax shall have been paid (any such Transfer Tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such Transfer Tax is due.

                  (f) The Company shall take all actions as may be necessary to ensure that all Preferred Stock delivered upon the exercise of the Rights are, at the time of delivery of the certificates or depository receipts for such shares (subject to payment of the Exercise Price), duly issued, validly authorized, fully paid and nonassessable.

                  Section 10. PREFERRED STOCK RECORD DATE. Each Person in whose name any certificate for shares of Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Stock represented thereby on, and such certificate shall be dated as of, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price (and any applicable Transfer Taxes) was made; provided, however, that, if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated as of, the next succeeding Business Day on which the Preferred Stock transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate, as such, shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

                  Section 11. ADJUSTMENT OF EXERCISE PRICE OR NUMBER OF SHARES. The Exercise Price and the number of shares of Preferred Stock which may be purchased upon exercise of a Right are subject to adjustment from time to time as provided in this Section 11.

                  (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare or pay any dividend on Common Stock payable in shares of Common Stock, (B) subdivide or split the outstanding shares of Common Stock into a greater number of shares or (C) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Common Stock, then and in each such event the number of shares of Preferred Stock issuable upon the exercise of a Right after the record date for such event (if one shall have been established or, if not, after the date of such event) shall be the number of shares of Preferred Stock issuable immediately prior to such event multiplied by a fraction the numerator of which is the number of Rights outstanding immediately prior to such event and the denominator of which is the number of Rights outstanding immediately after such event and the Exercise Price after such event shall be the Exercise Price in effect immediately prior to such event multiplied by such fraction. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                           (ii) In the event that any Person (other than an
                  Exempt Person), alone or together with its Affiliates and Associates, shall become an Acquiring Person, except pursuant to a Qualifying Tender Offer, then, subject to the last sentence of Section 23(a) and except as otherwise provided in this Section 11, each holder of a Right, except as provided in
                  Section 7(e) hereof, shall thereafter have the right to receive upon exercise of such Right in accordance with the terms of this Agreement and payment of the Exercise Price, the greater of (1) the number of one one-hundredths of a share of Preferred Stock for which such Right was exercisable immediately prior to the first occurrence of the event described in this Section 11(a)(ii) or (2) such number of one one-hundredths of a share of Preferred Stock, based on the per share Fair Market Value of the Preferred Stock (determined pursuant to Section 11(b) hereof) on the date of such first occurrence, having a value equal to twice the Exercise Price; provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).

                           (iii) In the event that the Company does not have
                  available sufficient authorized but unissued Preferred Stock to permit the adjustments required pursuant to the foregoing subparagraph (i) or the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall take all such action as may be necessary to authorize and reserve for issuance such number of additional shares of Preferred Stock as may from time to time be required to be issued upon the exercise in full of all Rights from time to time outstanding and, if necessary, shall use its best efforts to obtain stockholder approval thereof. In lieu of issuing shares of Preferred Stock in accordance with the foregoing subparagraphs (i) and (ii), the Company may, if the Board of Directors determines that such action is necessary or appropriate and not contrary to the interests of holders of Rights, elect to issue or pay, upon the exercise of the Rights, cash, property, shares of Preferred or Common Stock, or any combination thereof, having an aggregate Fair Market Value equal to the Fair Market Value of the shares of Preferred Stock which otherwise would have been issuable pursuant to Section 11(a)(ii), which Fair Market Value shall be determined by an investment banking firm selected by the Board of Directors. For purposes of the preceding sentence, the Fair Market Value of the Preferred Stock shall be as determined pursuant to Section 11(b). Subject to Section 23 hereof, any such election by the Board of Directors of the Company must be made and publicly announced within thirty (30) days after the date on which the event described in Section 11(a)(ii) occurs.

                  (b) For the purpose of this Agreement, the "Fair Market Value" of any share of Preferred Stock, Common Stock or any other stock or any Right or other security or any other property on any date shall be determined as provided in this Section 11(b). In the case of a publicly-traded stock or other security, the Fair Market Value on any date shall be deemed to be the average of the daily closing prices per share of such stock or per unit of such other security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the Fair Market Value per share of any share of Common Stock is determined during a period which includes any date that is within 30 Trading Days after (i) the ex-dividend date for a dividend or distribution on such stock payable in shares of Common Stock or securities convertible into shares of Common Stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Company to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange), or, if the securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading; or, if not listed or admitted to trading on any national securities exchange, the last quoted price (or, if not so quoted, the average of the high bid and low asked prices) in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use; or, if no bids for such security are quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which such security is listed or admitted to trading is open for the transaction of business or, if such security is not listed or admitted to trading on any national securities exchange, a Business Day. If a security is not publicly held or not so listed or traded, "Fair Market Value" shall mean the fair value per share of stock or per other unit of such other security, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors of the Company, or, if no such investment banking firm is, in the good faith judgment of the Board of Directors, available to make such determination, in good faith by the Board of Directors of the Company; provided, however, that for purposes of making the adjustment provided for by Section 11(a)(ii) hereof, the Fair Market Value of a share of Preferred Stock shall not be less than 100% of the product of the Fair Market Value of a share of Common Stock multiplied by the higher of the then Dividend Multiple or Vote Multiple applicable to the Preferred Stock (as defined in the Certificate of Designations relating to the Preferred Stock) and shall not exceed 105% of the product of the then Fair Market Value of a share of the Common Stock multiplied by the higher of the then Dividend Multiple or Vote Multiple applicable to the Preferred Stock. In the case of property other than securities, the "Fair Market Value" thereof shall be determined in good faith by the Board of Directors of the Company based upon such appraisals or valuation reports of such independent experts as the Board of Directors of the Company shall in good faith determine to be appropriate in accordance with good business practices and the interests of the holders of Rights. Any such determination of Fair Market Value shall be described in a statement filed with the Rights Agent and shall be binding upon the Rights Agent.

                  (c) All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-hundredth of a share, as the case may be.

                  (d) Irrespective of any adjustment or change in the Exercise Price or the number of shares of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Exercise Price and the number of shares to be issued upon exercise of the Rights as in the initial Right Certificates issued hereunder but, nevertheless, shall represent the Rights as so adjusted.

                  (e) Before taking any action that would cause an adjustment reducing the purchase price per whole share of Preferred Stock upon exercise of the Rights below the then par value, if any, of the shares of Preferred Stock, the Company shall use its best efforts to take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Preferred Stock at such adjusted purchase price per share.

                  (f) Anything in this Section 11 to the contrary notwithstanding, in the event of any reclassification of stock of the Company or any recapitalization, reorganization or partial liquidation of the Company or similar transaction, the Company shall be entitled to make such further adjustments in the number of shares of Preferred Stock which may be acquired upon exercise of the Rights, and such adjustments in the Exercise Price therefor, in addition to those adjustments expressly required by the other paragraphs of this Section 11, as the Board of Directors of the Company shall determine to be necessary or appropriate in order for the holders of the Rights in such event to be treated equitably and in accordance with the purpose and intent of this Agreement or in order that any such event shall not, but for such adjustment, in the opinion of counsel to the Company, result in the stockholders of the Company being subject to any United States federal income tax liability by reason thereof.

                  (g) In the event the Company shall at any time after the Record Date make any distribution on the shares of Common Stock of the Company, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the

Company or otherwise, in cash or any debt security, debt instrument, real or personal property or any other property (other than any shares of Common Stock or other capital stock of the Company and other than any right or warrant to acquire any such shares, including any debt security convertible into or exchangeable for any such share, at less than the Fair Market Value of such shares) and the amount of such cash dividend or the Fair Market Value of such debt security, debt instrument or property exceeds 150% of the aggregate amount of the cash dividends declared or paid on the Common Stock of the Company in the 15-month period immediately preceding such distribution, then and in each such event, unless such distribution is part of or is made in connection with a transaction to which Section 11(a)(ii) or Section 13 hereof applies, the Exercise Price shall be reduced by an amount equal to the cash or the Fair Market Value of such distribution, as the case may be, per share of Common Stock of the Company. For purposes hereof, the Fair Market Value of any property distributed to the holders of shares of Common Stock of the Company shall be the Fair Market Value of such property as determined by an independent investment banking firm experienced in the valuation of securities or the other property so distributed, as the case may be, selected in good faith by the Board of Directors of the Company, or, if no such investment banking firm is in the good faith judgment of the Board of Directors available to make such determination, in good faith by the Board of Directors of the Company, whose determination shall be final and binding on the Company, the Rights Agent and the holders of Rights.

                  Section 12. CERTIFICATION OF ADJUSTED EXERCISE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Section 11, 13 or 23(c), the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts giving rise to such adjustment,
(b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25. Notwithstanding the foregoing sentence, the failure of the Company to make such certification or give such notice shall not affect the validity of or the force or effect of the requirement for such adjustment. Any adjustment to be made pursuant to Section 11, 13 or 23(c) of this Agreement shall be effective as of the date of the event giving rise to such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate.

                  Section 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

                  (a) Except for any transaction approved by the Board of Directors prior to the time the Rights become nonredeemable pursuant to Section 23, in the event that, at any time on or after the Distribution Date, (x) the Company shall, directly or indirectly, consolidate with, or merge with and into, any other Person or Persons (other than an Exempt Person) and the Company shall not be the surviving or continuing corporation of such consolidation or merger, or (y) any Person or Persons (other than an Exempt Person) shall, directly or indirectly, consolidate with, or merge with and into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person (other than an Exempt Person) or of the Company or cash or any other property, or (z) the Company or one or more of its Subsidiaries shall, directly or indirectly, sell or otherwise transfer to any other Person or any Affiliate or Associate of such Person, in one or more transactions, or the Company or one or more of its Subsidiaries shall sell or otherwise transfer to any Persons in one or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole), then, on the first occurrence of any such event, proper provision shall be made so that
(i) each holder of record of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof and payment of the Exercise Price in accordance with the terms of this Agreement, such number of shares of validly issued, fully paid, non-assessable and freely tradable Common Stock of the Principal Party (as defined herein), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall, based on the Fair Market Value of the Common Stock of the Principal Party on the date of the Consummation of such consolidation, merger, sale or transfer, equal to twice the Exercise Price; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" for all purposes of this Agreement shall thereafter be deemed to refer to such Principal Party; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with the provisions of Section 9 hereof applicable to the reservation of Preferred Stock) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; provided, however, that, upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all of the assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Exercise Price, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had it, at the time of such transaction, owned the shares of Common Stock of the Principal Party purchasable upon the exercise of a Right, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the occurrence of any event described in clause (x), (y) or (z) above of this Section 13(a).

                  (b) "Principal Party" shall mean

                           (i) in the case of any transaction described in (x)
                  or (y) of the first sentence of Section 13(a) hereof: (A) the Person that is the issuer of the securities into which shares of Common Stock of the Company are changed or otherwise exchanged or converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of the Common Stock of which has the greatest market value or (B) if no securities are so issued, (x) the Person that is the other party to the merger or consolidation and that survives such merger or consolidation, or, if there is more than one such Person, the Person the Common Stock of which has the greatest market value or (y) if the Person that is the other party to the merger or consolidation does not survive the merger or consolidation, the Person that does survive the merger or consolidation (including the Company if it survives); and

                           (ii) in the case of any transaction described in (z)
                  of the first sentence in Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons as is the issuer of Common Stock having the greatest market value of shares outstanding; provided, however, that in any such case, if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, the term "Principal Party" shall refer to such other Person, or if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of all of which are and have been so registered, the term "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest market value of shares outstanding.

                  (c) The Company shall not consummate any consolidation, merger or sale or transfer of assets or earning power referred to in Section 13(a) unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit exercise in full of all Rights and in accordance with this Section 13 and unless prior thereto the Company the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the Principal Party shall, upon consummation of such consolidation, merger or sale or transfer of assets or earning power, assume this Agreement in accordance with
Section 13(a) hereof and that all rights of first refusal or preemptive rights in respect of the issuance of shares of Common Stock of the Principal Party upon exercise of outstanding Rights have been waived and that such transaction shall not result in a default by the Principal Party under this Agreement, and further providing that, as soon as practicable after the date of any consolidation, merger or sale or transfer of assets or earning power referred to in Section 13(a) hereof, the Principal Party will:

                           (i) prepare and file a registration statement under
                  the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the date of expiration of the Rights, and similarly comply with applicable state securities laws;

                           (ii) use its best efforts to list (or continue the
                  listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange or to meet the eligibility requirements for quotation on NASDAQ; and

                           (iii) deliver to holders of the Rights historical
                  financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act. In the event that any of the transactions described in Section 13(a) hereof shall occur at any time after the occurrence of a transaction described in Section 11(a)(ii) hereof, the Rights which have not theretofore been exercised shall, subject to the provisions of Section 7(e) hereof, thereafter be exercisable in the manner described in Section 13(a).

                  (d) In case the Principal Party which is to be a party to a transaction referred to in this Section 13 has provision in any of its authorized securities or in its Certificate of Incorporation or By-laws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the then Fair Market Value per share (determined pursuant to Section 11(b) hereof) or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such then Fair Market Value (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special tax or similar payment in connection with the issuance to any holder of a Right of Common Stock of such Principal Party pursuant to the provisions of this Section 13, then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

                  This Section 13 will similarly apply to successive mergers or consolidations or sales or other transfers.

                  Section 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

                  (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights (i.e., Rights to acquire less than one one-hundredth of a share of Preferred Stock), unless such fractional Rights result from a transaction referred to in
Section 11(a)(i) hereof. If the Company shall determine not to issue such fractional Rights, then, in lieu of such fractional Rights, there shall be paid to the holders of record of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Fair Market Value of a whole Right.

                  (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one- hundredth of a share) upon exercise of the Rights or to distribute certificates which evidence fractional shares (other than fractions which are integral multiples of one-hundredth of a share). In lieu of issuing fractions of shares of Preferred Stock, the Company may, at its election, issue depositary receipts evidencing fractions of shares pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all of the rights, privileges and preferences to which they would be entitled as owners of the Preferred Stock. With respect to fractional shares that are not integral multiples of one-hundredth of a share, if the Company does not issue such fractional shares or depositary receipts in lieu thereof, there shall be paid to the holders of record of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the Fair Market Value of a share of Preferred Stock.

                  (c) The holder of a Right by the acceptance of a Right expressly waives his right to receive any fractional Right or any fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share) upon exercise of a Right.

                  Section 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement, except the rights of action given to the Rights Agent in
Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the holders of record of the Common Stock); and any holder of record of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

                  Section 16. Agreement of Right Holders.

                  Each holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                  (a) prior to the Distribution Date, the Rights shall be evidenced by the certificates for Common Stock registered in the name of the holders of Common Stock, which certificates for Common Stock shall also constitute certificates for Rights, and not by separate Right Certificates, and each Right shall be transferable only simultaneously and together with the transfer of shares of Common Stock;

                  (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer; and

                  (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

                  Section 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Preferred Stock or any other securities which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof (except as provided in Section 7(f) hereof), or to give or withhold consent to any corporate action (except as provided in Section 7(f) hereof), or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

                  Section 18. CONCERNING THE RIGHTS AGENT.

                  (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted to be done by the Rights Agent in connection with the acceptance and administration of this Agreement, including the cost and expenses of defending against any claim of liability relating to the Rights or this Agreement.

                  (b) The Rights Agent shall be protected against, and shall incur no liability for or in respect of, any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Preferred Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

                  (c) The Rights Agent will not be liable for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

                  Section 19. MERGER OR CONSOLIDATION OF, OR CHANGE IN NAME OF, THE RIGHTS AGENT.

                  (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

                  (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

                  Section 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates by their acceptance thereof shall be bound:

                  (a) The Rights Agent may consult with legal counsel selected by it (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                  (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President or any Vice President and by the Treasurer or the Secretary of the Company and delivered to the Rights Agent. Any such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

                  (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                  (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of
Section 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate describing any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Preferred Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

                  (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of the Agreement.

                  (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President or any Vice President or the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

                  (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                  (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

                  (j) No provision of this Agreement requires the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there are reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.


                  (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause (1) or clause
(2) thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

                  Section 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock and the Preferred Stock by registered or certified mail. The Company may remove the Rights Agent or any successor Rights Agent (with or without cause) upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and the Preferred Stock by registered or certified mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. Notwithstanding the foregoing provisions of this Section 21, in no event shall the resignation or removal of a Rights Agent be effective until a successor Rights Agent shall have been appointed and have accepted such appointment. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the incumbent Rights Agent or the holder of record of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of any state thereof, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination in the conduct of its corporate trust or stock transfer business by federal or state authorities and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $5,000,000 or (b) an Affiliate controlled by a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed, but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and Preferred Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be. Notwithstanding the foregoing provisions, in the event of resignation, removal or incapacity of the Rights Agent, the Company shall have the authority to act as the Rights Agent until a successor Rights Agent shall have assumed the duties of the Rights Agent hereunder.

                  Section 22. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

                  Section 23. REDEMPTION.

                  (a) The Company may, at its option, but only by the vote of a majority of the Board of Directors, redeem all but not less than all of the then outstanding Rights, at any time prior to the Close of Business on the earlier of
(i) the tenth day following the Stock Acquisition Date (subject to extension by the Company as provided in Section 26 hereof) or (ii) the Final Expiration Date, at a redemption price of $.01 per Right, subject to adjustments as provided in subsection (c) below (the "Redemption Price"). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable pursuant to Section 11(a)(ii) prior to the expiration of the Company's right of redemption hereunder.

                  (b) Without any further action and without any notice, the right to exercise the Rights will terminate at the effective time of the action of the Board of Directors ordering the redemption of the Rights and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within 10 days after the effective time of the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each notice of redemption will state the method by which the payment of the Redemption Price will be made. At the option of the Board of Directors, the Redemption Price may be paid in cash to each Rights holder or by the issuance of shares (and, at the Company's election pursuant to Section 14(b) hereof, cash or depositary receipts in lieu of fractions of shares other than fractions which are integral multiples of one one-hundredth (1/100) of a share) of Preferred Stock having a Fair Market Value equal to such cash payment.

                  (c) In the event the Company shall at any time after the date of this Agreement (A) pay any dividend on Common Stock in shares of Common Stock, (B) subdivide or split the outstanding shares of Common Stock into a greater number of shares or (C) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Common Stock, then, and in each such event, the Redemption Price shall be adjusted so that the Redemption Price after such event shall equal the Redemption Price immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event; provided, however, that in each case such adjustment to the Redemption Price shall be made only if the amount of the Redemption Price shall be reduced or increased by $.01 per Right.

                  Section 24. NOTICE OF PROPOSED ACTIONS.

                  (a) In case the Company, after the Distribution Date, shall propose (i) to effect any of the transactions referred to in Section 11(a)(i) or 11(g) or (ii) to offer to the holders of record of its Common Stock options, warrants, or other rights to subscribe for or to purchase shares of Common Stock (including any security convertible into or exchangeable for Common Stock) or shares of stock of any class or any other securities, options, warrants, convertible or exchangeable securities or other rights, or (iii) to effect any reclassification of its Preferred Stock or Common Stock or any recapitalization or reorganization of the Company, or (iv) to effect any consolidation or merger with or into, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of record of a Right Certificate, in accordance with Section 25, notice of such proposed action, which shall specify the record date for the purposes of such transaction referred to in Section 11(a)(i) or such dividend or distribution, or the date on which such reclassification, recapitalization, reorganization, consolidation, merger, sale or transfer of assets, liquidation, dissolution, or winding up is to take place and the record date for determining participation therein by the holders of record of Common Stock or Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of record of the Preferred Stock for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of record of Common Stock or Preferred Stock, whichever shall be the earlier. The failure to give notice required by this Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

                  (b) In case any of the transactions referred to in Section 11(a)(i), 11(g) or 13 of this Agreement are proposed, then, in any such case, the Company shall give to each holder of Rights, in accordance with Section 25 hereof, notice of the proposal of such transaction at least 10 days prior to consummating such transaction, which notice shall specify the proposed event and the consequences of the event to holders of Rights under Section 11(a)(i), 11(g) or 13 hereof, as the case may be, and, upon consummating such transaction, shall similarly give notice thereof to each holder of Rights.

                  Section 25. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of record of any Right Certificate or Right to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                           Dairy Mart Convenience Stores, Inc.
                           One Dairy Mart Way
                           300 Executive Parkway
                           West Hudson, Ohio 44236
                           Attention:  Corporate Secretary

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of record of any Right Certificate or Right to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                           American Stock Transfer & Trust Company
                           40 Wall Street, 46th Floor
                           New York, New York 10005
                           Attention: Corporate Trust Department

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of record of any Right Certificate or Right shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

                  Section 26. SUPPLEMENTS AND AMENDMENTS. For as long as the Rights are then redeemable and except as provided in the last sentence of this
Section 26, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of the Rights. At any time when the Rights are not then redeemable and except as provided in the last sentence of this Section 26, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein or (iii) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable, provided that no such supplement or amendment pursuant to this clause (iii) shall materially adversely affect the interest of the holders of Right Certificates. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. This Agreement may be amended or supplemented at any time with the approval of a majority of the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock). Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price or the Final Expiration Date and supplements or amendments may be made after the time that any Person becomes an Acquiring Person (other than pursuant to a Qualifying Tender Offer).

                  Section 27. SUCCESSORS. All of the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  Section 28. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the holders of Common Stock in their capacity as holders of the Rights) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the

Company, the Rights Agent and the holders of record of the Right Certificates (and, prior to the Distribution Date, the holders of Common Stock in their capacity as holders of the Rights).

                  Section 29. DELAWARE CONTRACT. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed and enforced in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

                  Section 30. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  Section 31. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  Section 32. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  Section 33. INTERPRETATION; ABSENCE OF PRESUMPTION.

                  (a) For the purposes hereof, (i) words in the singular include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof," "herein," and "herewith" and words of similar import, unless otherwise stated, refer to this Agreement as a whole (including all of the Exhibits hereto) and not to any particular provision of this Agreement, and Section, paragraph, and Exhibit references are to the Sections, paragraphs and Exhibits in and to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement mean "including, without limitation," unless otherwise specified, and (iv) the word "or" shall not be exclusive, but means "and/or."

                  (b) This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                     DAIRY MART CONVENIENCE STORES, INC.


                                     By: /s/ Gregory G. Landry
                                        ----------------------------------------
                                     Name: Gregory G. Landry
                                          --------------------------------------
                                     Title: Executive Vice President
                                           -------------------------------------



                                     AMERICAN STOCK TRANSFER & TRUST COMPANY


                                     By: /s/ Herbert L. Lemmer
                                        ----------------------------------------
                                     Name: Herbert L. Lemmer
                                          --------------------------------------
                                     Title: Vice President
                                           -------------------------------------

                                                                       EXHIBIT A

                           [Form of Right Certificate]



Certificate No. W-                                                 ______ Rights

                  NOT EXERCISABLE AFTER JANUARY 19, 2006 OR EARLIER IF REDEEMED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY AND UNDER CERTAIN OTHER CIRCUMSTANCES, AT $.01 PER RIGHT (SUBJECT TO ADJUSTMENT), ON THE TERMS SET FORTH OR REFERRED TO IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES AS PROVIDED IN THE RIGHTS AGREEMENT (AS REFERRED TO BELOW), RIGHTS ISSUED TO OR BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BE NULL AND VOID AND MAY NOT BE TRANSFERRED TO ANY PERSON.

                                Right Certificate

                       DAIRY MART CONVENIENCE STORES, INC.

                  This certifies that __________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement dated as of February 8, 2000 (the "Rights Agreement") between Dairy Mart Convenience Stores, Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, a New York corporation (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Connecticut time) on January 19, 2006 at the office of the Rights Agent designated in the Rights Agreement for such purpose, or its successor as Rights Agent, in New York, New York, one one-hundredth (1/100) of a fully paid nonassessable share of Series A Junior Preferred Stock (the "Preferred Stock") of the Company at a purchase price of $30.00, as the same may from time to time be adjusted in accordance with the Rights Agreement (the "Exercise Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase attached hereto duly executed.

                  As provided in the Rights Agreement, the Exercise Price and the number of shares of Preferred Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events and, upon the happening of certain events, securities other than shares of Preferred Stock, or other property, may be acquired upon exercise of the Rights evidenced by this Right Certificate, as provided in the Rights Agreement.

                  This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a



                                    Page A-1
full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of record of Right Certificates. Copies of the Rights Agreement are on file at the principal executive office of the Company.

                  This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated in the Rights Agreement for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder of record to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

                  Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option or under certain other circumstances at a redemption price of $.01 per Right.

                  No fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth (1/100) of a share) are required to be issued upon the exercise of any Right or Rights evidenced hereby, and in lieu thereof the Company may cause depositary receipts to be issued and/or a cash payment may be made, as provided in the Rights Agreement.

                  No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

                  This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                  WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _____________, ____.

ATTEST:                                  DAIRY MART CONVENIENCE STORES, INC.


                                         By
-------------------------------            -------------------------------
Secretary                                  Title:

Countersigned:



                                    Page A-2

AMERICAN STOCK TRANSFER
& TRUST COMPANY


By
   ----------------------------
       Authorized Signature


                   [Form of Reverse Side of Right Certificate]



                                    Page A-3

                               FORM OF ASSIGNMENT
                               ------------------

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificates.)

                  FOR VALUE RECEIVED ____________________________ hereby sells, assigns and transfers unto __________________________________________________

                  (Please print name and address of transferee)

                  Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________ Attorney to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: ________________, _____

                                                  ------------------------------
                                                  Signature

Signature Guaranteed:

                                   Certificate
                                   -----------

                  The undersigned hereby certifies by checking the appropriate boxes that:

                  (1) this Right Certificate [ ] is [ ] is not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Associate or an Affiliate thereof (as such terms are defined in the Rights Agreement); and

                  (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).

Dated: ____________, _____                        ______________________________
                                                      Signature

                                     NOTICE
                                     ------

                  The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.



                                    Page A-1

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

                      (To be executed if registered holder
                   desires to exercise the Right Certificate.)


TO DAIRY MART CONVENIENCE STORES, INC.:

                  The undersigned hereby irrevocably elects to exercise _________________ Rights represented by this Right Certificate to purchase the shares of Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such share(s) be issued in the following name:

Please insert social security or other identifying number: _____________________

--------------------------------------------------------------------------------
                         (Please print name and address)

--------------------------------------------------------------------------------

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:



Please insert social security or other identifying number: _____________________

--------------------------------------------------------------------------------
                         (Please print name and address)

--------------------------------------------------------------------------------

Dated: _____________, _____

                                             -----------------------------------
                                             Signature
                                             (Signature must conform in all
                                             respects to name of holder as
                                             specified on the fact of this
                                             Right Certificate)
Signature Guaranteed:



                                    Page A-2

                                                                       EXHIBIT B
                              AMENDED AND RESTATED
                           CERTIFICATE OF DESIGNATIONS
                                       OF
                         SERIES A JUNIOR PREFERRED STOCK
                                       OF
                       DAIRY MART CONVENIENCE STORES, INC.
                     Pursuant to Section 151 of the Delaware
                             General Corporation Law


                  Dairy Mart Convenience Stores, Inc., a corporation organized and existing under the Delaware General Corporation Law (the "Company"), in accordance with the provisions of Section 151(g) of such law, DOES HEREBY CERTIFY as follows:

                  FIRST: On January 13, 1996 at 3:30 p.m., the Certificate of Designation of Series A Junior Preferred Stock of the Company was filed that created a series of 89,400 shares of Preferred Stock designated as Series A Junior Preferred Stock.

                  SECOND: None of the 89,400 shares of Preferred Stock designated as Series A Junior Preferred Stock are outstanding and none have ever been issued.

                  THIRD: On December 16, 1999 the Board of Directors, pursuant to Section 151(g) of the Delaware General Corporation Law and the authority vested in the Board of Directors of the Company in accordance with the provisions of Article IV, paragraph B of the amendment to the Restated Certificate of Incorporation of the Company adopted the following resolutions:

                           RESOLVED, that upon the effectiveness of the Amendment, that the Rights Plan dated January 19, 1996 between the Company and Fleet Bank, successor to The First National Bank of Boston (the "Rights Plan"), is hereby amended and restated in its entirety, including the Certificate of Designation that sets forth the terms of the Series A Junior Preferred Stock, par value $.01 per share (the "Certificate of Designation"), in the form presented to the members of the Board of Directors in advance of this meeting;

                           FURTHER RESOLVED, that the Authorized Officers are, and each of them acting alone is, hereby authorized and directed to execute and deliver, for and on behalf of the Company, the Rights Agreement and any certification in connection with the filing of the Certificate of Designation, with such changes therein and modifications thereto (which changes and modifications may be of a substantive nature) as may be approved by such Authorized Officer who is executing the same, with his or her execution thereof to be conclusive evidence of such approval;

                           FURTHER RESOLVED, that the Chairman of the Board and the Chief Executive Officer are, and each of them acting along is, hereby authorized,



                                    Page B-1
         but not required, to terminate Fleet Bank as the Rights Agent and substitute therefor any other reputable agent, including American Stock Transfer & Trust Company; and

                           FURTHER RESOLVED, that the Authorized Officers of the Company are, and each of them is, hereby empowered and directed to take any further action to do any other things they deem necessary or desirable in connection with carrying out the foregoing resolutions, including filing the amended and restated Certificate of Designation with the Secretary of the State of the State of Delaware.

                  FOURTH: Pursuant to the resolutions adopted by the Board of Directors of the Company, the Certificate of Designation previously filed with the Secretary of the State of Delaware on January 13, 1996 amends and restates this series of 89,400 shares of Preferred Stock designated as Series A Junior Preferred Stock, as follows:

                  Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Junior Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such series shall be 89,400.

                  Section 2. DIVIDENDS AND DISTRIBUTIONS.

                  (A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) cash dividends in an amount per share (rounded to the nearest cent) equal to 100 times the aggregate per share amount of all cash dividends declared or paid on the Common Stock, $0.01 par value per share, of the Company (the "Common Stock") and (ii) a preferential cash dividend (the "Preferential Dividends"), if any, in preference to the holders of any class of Common Stock, on the first day of February, May, August and November of each year (each a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, payable in an amount (except in the case of the first Quarterly Dividend Payment if the date of the first issuance of Series A Preferred Stock is a date other than a Quarterly Dividend Payment date, in which case such payment shall be a prorated amount of such amount) equal to $.10 per share of Series A Preferred Stock less the per share amount of all cash dividends declared on the Series A Preferred Stock pursuant to clause (i) of this sentence since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Company shall, at any time after the issuance of any share or fraction of a share of Series A Preferred Stock, make any distribution on the shares of Common Stock of the Company, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Company or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than cash dividends subject to the immediately preceding sentence, a distribution of shares of Common Stock or other capital stock of the Company or a distribution of rights or warrants to acquire any such share, including any debt security convertible into or exchangeable for any such share, at a price less than the Fair Market Value



                                    Page B-2

(as hereinafter defined) of such share), then, and in each such event, the Company shall simultaneously pay on each then outstanding share of Series A Preferred Stock of the Company a distribution, in like kind, of 100 times such distribution paid on a share of Common Stock (subject to the provisions for adjustment hereinafter set forth). The dividends and distributions on the Series A Preferred Stock to which holders thereof are entitled pursuant to clause (i) of the first sentence of this paragraph and pursuant to the second sentence of this paragraph are hereinafter referred to as "Dividends" and the multiple of such cash and non-cash dividends on the Common Stock applicable to the determination of the Dividends, which shall be 100 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple". In the event the Company shall at any time after February 8, 2000 declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of Dividends which holders of shares of Series A Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Company shall declare each Dividend at the same time it declares any cash or non-cash dividend or distribution on the Common Stock in respect of which a Dividend is required to be paid. No cash or non-cash dividend or distribution on the Common Stock in respect of which a Dividend is required to be paid shall be paid or set aside for payment on the Common Stock unless a Dividend in respect of such dividend or distribution on the Common shall be simultaneously paid, or set aside for payment, on the Series A Preferred Stock.

                  (C) Preferential Dividends shall begin to accrue on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of Stock issuance of any shares of Series A Preferred Stock. Accrued but unpaid Preferential Dividends shall cumulate but shall not bear interest. Preferential Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

                  Section 3. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                  (A) Subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1 vote on all matters submitted to a vote of the holders of the Common Stock. The number of votes which a holder of Series A Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple". In the event the Company shall at any time after February 8, 2000 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the


                                    Page B-3
number of votes per share to which holders of shares of Series A Preferred Stock shall be entitled after such event shall be the Vote Multiple immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided herein, in the Restated Certificate of Incorporation or By-laws, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

                  (C) In the event that the Preferential Dividends accrued on the Series A Preferred Stock for four or more quarterly dividend periods, whether consecutive or not, shall not have been declared and paid or irrevocably set aside for payment, the holders of record of Preferred Stock of the Company of all series (including the Series A Preferred Stock), other than any series in respect of which such right is expressly withheld by the Restated Certificate of Incorporation or the authorizing resolutions included in any Certificate of Designations therefor, shall have the right, at the next meeting of stockholders called for the election of directors, to elect two members to the Board of Directors, which directors shall be in addition to the number required by the By-laws prior to such event, to serve until the next Annual Meeting and until their successors are elected and qualified or their earlier resignation, removal or incapacity or until such earlier time as all accrued and unpaid Preferential Dividends upon the outstanding shares of Series A Preferred Stock shall have been paid (or irrevocably set aside for payment) in full. The holders of shares of Series A Preferred Stock shall continue to have the right to elect directors as provided by the immediately preceding sentence until all accrued and unpaid Preferential Dividends upon the outstanding shares of Series A Preferred Stock shall have been paid (or set aside for payment) in full. Such directors may be removed and replaced by such stockholders, and vacancies in such directorships may be filled only by such stockholders (or by the remaining director elected by such stockholders, if there be one) in the manner permitted by law; provided, however, that any such action by stockholders shall be taken at a meeting of stockholders and shall not be taken by written consent thereto.

                  (D) Except as otherwise required by the Restated Certificate of Incorporation or By-laws or set forth herein, holders of Series A Preferred Stock shall have no other special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

                  Section 4. CERTAIN RESTRICTIONS.

                  (A) Whenever Preferential Dividends or Dividends are in arrears or the Company shall be in default of payment thereof, thereafter and until all accrued and unpaid Preferential Dividends and Dividends, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid or set irrevocably aside for payment in full, and in addition to any and all other rights which any holder of shares of Series A Preferred Stock may have in such circumstances, the Company shall not



                                    Page B-4

                  (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                  (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity as to dividends with the Series A Preferred Stock, unless dividends are paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled if the full dividends accrued thereon were to be paid;

                  (iii) except as permitted by subparagraph (iv) of this paragraph 4(A), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series A Preferred Stock; or

                  (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Company shall not permit any Subsidiary (as hereinafter defined) of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner. A "Subsidiary" of the Company shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors of such corporation or other entity or other persons performing similar functions are beneficially owned, directly or indirectly, by the Company or by any corporation or other entity that is otherwise controlled by the Company.

                  (C) The Company shall not issue any shares of Series A Preferred Stock except upon exercise of Rights issued pursuant to that certain Amended and Restated Rights Agreement dated as of February 8, 2000 between the Company and American Stock Transfer & Trust Company, a copy of which is on file with the Secretary of the Company at its principal executive office and shall be made available to stockholders of record without charge upon written request therefor addressed to said Secretary. Notwithstanding the foregoing sentence, nothing contained in the provisions hereof shall prohibit or restrict the Company from issuing for



                                    Page B-5
any purpose any series of Preferred Stock with rights and privileges similar to, different from, or greater than, those of the Series A Preferred Stock.

                  Section 5. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares upon their retirement and cancellation shall become authorized but unissued shares of Preferred Stock, without designation as to series, and such shares may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

                  Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless the holders of shares of Series A Preferred Stock shall have received, subject to adjustment as hereinafter provided, (A) $100.00 per share of Preferred Stock plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment or, (B) if greater than the amount specified in clause (i)(A) of this sentence, an amount equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, as the same may be adjusted as hereinafter provided and (ii) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series A Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series A Preferred Stock are entitled under clause (i)(A) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series A Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Company pursuant to clause (i)(B) of the foregoing sentence is hereinafter referred to as the "Participating Liquidation Amount" and the multiple of the amount to be distributed to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the Company applicable pursuant to said clause to the determination of the Participating Liquidation Amount, as said multiple may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Liquidation Multiple". In the event the Company shall at any time after February 8, 2000 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then, in each such case, the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Series A Preferred Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 7. CERTAIN RECLASSIFICATIONS AND OTHER EVENTS. (A) In the event that holders of shares of Common Stock of the Company receive after February 8, 2000 in respect of their shares of Common Stock any share of capital stock of the Company (other than any share of Common Stock of the Company), whether by way of reclassification, recapitalization,



                                    Page B-6
reorganization, dividend or other distribution or otherwise (a "Transaction"), then, and in each such event, the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall be adjusted so that after such event the holders of Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such Transaction multiplied by the additional dividends which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock, (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such Transaction multiplied by the additional voting rights which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock and (iii) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such Transaction multiplied by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

                  (B) In the event that holders of shares of Common Stock of the Company receive after February 8, 2000 in respect of their shares of Common Stock any right or warrant to purchase Common Stock (including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for Common Stock) at a purchase price per share less than the Fair Market Value of a share of Common Stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall each be adjusted so that after such event the Dividend Multiple, the Vote Multiple and the Liquidation Multiple shall each be the product of the Dividend Multiple, the Vote Multiple and the Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased, at the Fair Market Value of the Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

                  (C) In the event that holders of shares of Common Stock of the Company receive after February 8, 2000 in respect of their shares of Common Stock any right or warrant to purchase capital stock of the Company (other than shares of Common Stock), including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for capital stock of the Company (other than Common Stock), at a purchase price per share less than the Fair Market Value of such shares of capital stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall each be adjusted so that after such event each holder of a share of Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in



                                    Page B-7
respect thereof to which such holder was entitled immediately prior to such event, to receive (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction (as hereinafter defined) and (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such event multiplied, first, by the additional voting rights to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction and (iii) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction. For purposes of this paragraph, the "Discount Fraction" shall be a fraction the numerator of which shall be the difference between the Fair Market Value of a share of the capital stock subject to a right or warrant distributed to holders of shares of Common Stock of the Company as contemplated by this paragraph immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Fair Market Value of a share of such capital stock immediately after the distribution of such right or warrant.

                  (D) For purposes of this Certificate of Designations, the "Fair Market Value" of a share of capital stock of the Company (including a share of Common Stock) on any date shall be deemed to be the average of the daily closing price per share thereof over the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that, in the event that such Fair Market Value of any such share of capital stock is determined during a period which includes any date that is within 30 Trading Days after (i) the ex-dividend date for a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Company to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last sale price, regular way, or, in case, no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange), or, if the shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day



                                    Page B-8
on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the New York Stock Exchange or such other national securities exchange as may be selected by the Board of Directors of the Company is open. If the shares are not publicly held or not so listed or traded on any day within the period of 30 Trading Days applicable to the determination of Fair Market Value thereof as aforesaid, "Fair Market Value" shall mean the fair market value thereof per share as determined in good faith by the Board of Directors of the Company. In either case referred to in the foregoing sentence, the determination of Fair Market Value shall be described in a statement filed with the Secretary of the Company.

                  Section 8. CONSOLIDATION, MERGER, ETC. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged multiplied by the highest of the Vote Multiple, the Dividend Multiple or the Liquidation Multiple in effect immediately prior to such event.

                  Section 9. EFFECTIVE TIME OF ADJUSTMENTS.

                  (A) Adjustments to the Series A Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.

                  (B) The Company shall give prompt written notice to each holder of a share of Series A Preferred Stock of the effect of any adjustment to the voting rights, dividend rights or rights upon liquidation, dissolution or winding up of the Company of such shares required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

                  Section 10. NO REDEMPTION. The shares of Series A Preferred Stockshall not be redeemable at the option of the Company or any holder thereof. Notwithstanding the foregoing sentence of this Section, the Company may acquire shares of Series A Preferred Stock in any other manner permitted by law, the provisions hereof and the Restated Certificate of Incorporation of the Company.

                  Section 11. RANKING. Unless otherwise provided in the Restated Certificate of Incorporation of the Company or a Certificate of Designations relating to a subsequent series of preferred stock of the Company, the Series A Preferred Stock shall rank junior to all other series of the Company's preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and senior to the Common Stock.

                  Section 12. AMENDMENT. The provisions hereof and the Restated Certificate of Incorporation of the Company shall not be amended in any manner which would adversely affect the rights, privileges or powers of the Series A Preferred Stock without, in addition to any other



                                    Page B-9
vote of stockholders required by law, the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock, voting together as a single class.

                  IN WITNESS WHEREOF, I have executed and subscribed this Certificate of Designations and do affirm the foregoing as true under the penalties of perjury this 8th day of February, 2000.

                                       DAIRY MART CONVENIENCE STORES, INC.


                                       By:
                                           -------------------------------------
                                           Gregory G. Landry,
                                           Executive Vice President


ATTEST:


-----------------------------------
Susan Adams, Assistant Secretary


                                   Page B-10